EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)


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

                                                         Three Months Ended                    Nine Months Ended
                                                     ----------------------------          --------------------------
                                                       Aug. 31         Aug. 31              Aug. 31        Aug. 31
                                                        2002            2001                  2002           2001
                                                     ------------    ------------          -----------    -----------

Investment Banking:
    Equity Underwriting                                     $ 93            $101                 $365           $364
    Debt Underwriting                                        208             228                  679            676
    Merger and Acquisition Advisory                          117             131                  287            442
                                                     ------------    ------------          -----------    -----------
         Total                                               418             460                1,331          1,482
                                                     ------------    ------------          -----------    -----------

Capital Markets:
    Equities                                                 200             302                  788          1,598
    Fixed Income                                             529             663                1,886          1,849
                                                     ------------    ------------          -----------    -----------
         Total                                               729             965                2,674          3,447
                                                     ------------    ------------          -----------    -----------

Client Services:
    Private Client                                           191             171                  579            546
    Private Equity                                             9              32                   32             58
                                                     ------------    ------------          -----------    -----------
         Total                                               200             203                  611            604
                                                     ------------    ------------          -----------    -----------

         Total Lehman                                     $1,347          $1,628               $4,616         $5,533
                                                     ============    ============          ===========    ===========
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